Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Mid-Illinois Bancshares, Inc.:

RE: Registration Statements

Registration No. 333-81850 on Form S-3
Registration No. 033-64061 on Form S-8
Registration No. 033-64139 on Form S-8
Registration No. 333-69673 on Form S-8
Registration No. 333-81852 on Form S-8
Registration No. 333-148080 on Form S-8

We consent to incorporation by reference in the Registration Statements on Form S-3 and S-8 of First Mid-Illinois Bancshares, Inc. of our reports dated March 4, 2009, relating to the consolidated balance sheets of First Mid-Illinois Bancshares, Inc. and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008 which reports appear in the December 31, 2008 annual report on Form 10-K of First Mid-Illinois Bancshares, Inc.

/s/ BKD, LLP

Decatur, Illinois
March 4, 2009